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                                  EXHIBIT 24.3





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STATE OF MICHIGAN

COUNTY OF LIVINGSTON


                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that I, Charles F. Wilkins, a Director of P.A.M. TRANSPORTATION SERVICES, INC., a Delaware corporation, do constitute and appoint Robert W. Weaver and Larry J. Goddard, and each of them, my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for me in any and all capacities, to sign, on my behalf and in my stead pursuant to the requirements of the Securities Act of 1933, the Registration Statement on Form S-8 for P.A.M. TRANSPORTATION SERVICES, INC., in connection with its 1995 Stock Option Plan, and to file the same with the Securities and Exchange Commission, together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said Registration Statement, incorporating such changes as the said attorneys-in-fact deem appropriate, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 25th day of June, 1996.


                                      /s/ Charles F. Wilkins
                                      -----------------------------
                                      Charles F. Wilkins


                                 ACKNOWLEDGMENT

     BEFORE me this 25th day of June, 1996, came Charles F. Wilkins, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.


                                      /s/ Lauri L. Trapp
                                      --------------------------------
                                      NOTARY PUBLIC


                                      State of Michigan
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                                      My Commission Expires:

                                      04/08/98
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